Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of N-able, Inc. for the quarterly period ended June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of N-able, Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of N-able, Inc. as of and for the period covered by the Report.

Dated:	August 12, 2021	By:	/s/ John Pagliuca

John Pagliuca
President and Chief Executive Office
(Principal Executive Officer)

Dated:	August 12, 2021	By:	/s/ Timothy O'Brien

Timothy O'Brien
Chief Financial Officer
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.